Exhibit 10.21

                                                                         Summary
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Summary of  Comprehensive  Credit  Facility  Agreement of Maximum Amount between
Shenzhen BAK Battery Co., Ltd. and Shenzhen Branch, China Minsheng Bank dated March 17, 2005.

Main contents
>>   Contract number: 2005 Shen Binhai Zong'e Zi NO.006;
>>   Maximum amount for credit facilities to be provided: RMB 40 million;
>>   Purpose: Working capital;
>>   Term: from March 17, 2005 to March 17, 2006;
>> Minsheng Bank is entitled to adjust or cancel the credit and demand immediate payment of the loan if the Company's business operations deteriorates severely, the Company loses its business reputation, there is a dispute between the Company and Minsheng Bank or there is a major adjustment of the state monetary policy.

Terms that have been omitted: types of the line of credit; use of the line of credit; guarantee of the line of credit; commitment of the borrower; commitment of the lender; effectiveness; and dispute settlement.